Exhibit 3.2

                         RESTATED CERTIFICATE OF THE
                         CERTIFICATE OF INCORPORATION

                                      OF

                          MCII HOLDINGS (USA), INC.

          BEFORE RECEIPT OF PAYMENT FOR STOCK
          UNDER SECTION 241 AND 245 OF THE GENERAL CORPORATION LAW

                    The undersigned, being directors of
          MCII HOLDINGS (USA), INC., a Delaware corporation (the
          "Corporation"), do hereby certify as follows:

                    1.   The name of the Corporation is MCII
          Holdings (USA), Inc.

                    2.   The Certificate of Incorporation of the
               Corporation was filed with the Secretary of State on the 19th day of April, 1996 and has not been amended since such date.

                    3.   The Corporation has not received any
               payment for any of its stock.

                    4.   The amendment set forth below to the
               Corporation's Certificate of Incorporation has been duly adopted by its directors in accordance with the provisions of Section 241 of the General Corporation Law.

                    5.   The Certificate of Incorporation of the
               Corporation is hereby amended and restated in its entirety to provide for independent directors, an amended corporate purpose, certain corporate restrictions and subordination of certain indemnification rights of officers and directors as follows:

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          MCII HOLDINGS (USA), INC.

                        A Corporation Organized Under
                         the General Corporation Law
                           of the State of Delaware

                                  ARTICLE I

                                     Name

                    The name of the corporation is MCII Holdings
          (USA), Inc.

                                  ARTICLE II

                    Registered Office and Registered Agent

                    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III

                              Corporate Purposes

                    (a) The purpose of the Corporation is limited to the following activities:

                    (i)  to acquire from Consorcio G Grupo Dina,
               S.A. de C.V. ("Grupo Dina"), and to own and hold 100% of the issued and outstanding shares of the capital stock of Motor Coach Industries International, Inc., a Delaware corporation ("MCII" and the "MCII Shares"), and to acquire from Grupo Dina and to own and hold 100% of the issued and outstanding shares of the capital stock of Dina Autobuses, S.A. de C.V. ("Autobuses"), a Mexican company;

                    (ii) consistent with the Indenture (as defined below), to convey, sell, assign, transfer or otherwise dispose of, in whole or in part, the MCII Shares and the issued and outstanding shares of the capital stock of Autobuses;

                    (iii)  to conduct an exchange offer as
               contemplated by the Corporation and Grupo Dina (the "Exchange Offer") pursuant to which Grupo Dina and the Corporation will offer Senior Secured Discount Notes due November 15, 2002 (the "Notes"), as joint obligations of Grupo Dina and the Corporation, pursuant to an indenture (the "Indenture") among Grupo Dina, the Corporation and IBJ Schroder Bank & Trust Company, a New York corporation, as trustee, in exchange for 10.5% Guaranteed Notes due November 18, 1997 (the "Old Notes") issued by Grupo Dina, and to engage in such other activities as are permitted under the Indenture and engage in any other transactions permitted under the Indenture;

                    (iv) to conduct a registered exchange offer as contemplated by Grupo Dina and the Corporation (the "Registered Exchange Offer") pursuant to which Grupo Dina and the Corporation will offer registered securities with terms identical in all material respects to the Notes (the "New Notes") in exchange for the Notes, pursuant to the Indenture, and engage in any other transactions permitted under the Indenture;

                    (v) to pledge the MCII Shares to be acquired from Grupo Dina by the Corporation as security for the Notes, the New Notes and performance of the Corporation's obligations under the Indenture;

                    (vi)  to acquire, own, hold, sell, exchange,
               assign, transfer or otherwise deal with (A) the Old Notes pursuant to the Exchange Offer and (B) the Notes pursuant to the Registered Exchange Offer;

                    (vii)  to negotiate, authorize, execute,
               deliver, assume the obligations under, perform and file as required by any governmental entities, any agreement or instrument or document relating to the activities set forth in clauses (i) through (v) above, including but not limited to any indenture, note, guarantee, exchange agreement, registration agreement or registration statement; and

                    (viii) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                                  ARTICLE IV

                                Capital Stock

                    The total number of shares of common stock that the Corporation shall have authority to issue is 1,000 and the par value of each of such shares is $0.01.

                                  ARTICLE V

                            Independent Directors

                    (a) All corporate powers shall be exercised by the Board of Directors, except as provided by statute or by this Certificate of Incorporation.

                    (b) The Corporation shall have at all times, except as noted hereinafter, at least one independent Director (the "Independent Director") who (i) shall not be nor at any time have been (A) a direct, indirect or beneficial stockholder, director, officer, employee, associate, customer or supplier of Grupo Dina or MCII or any of their subsidiaries or affiliates (collectively the "Parent Group") or (B) a person related to any direct, indirect or beneficial stockholder, director, officer or employee of any member of the Parent Group and (ii) shall not at any time serve as a trustee in bankruptcy for any member of the Parent Group. Each Independent Director shall be paid a salary of at least $10,000 per year. In the event of the death, incapacity, resignation or removal of the Independent Director, the Board of Directors shall as promptly as practicable appoint a new Independent Director for the Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors; provided, however, that the Board of Directors shall not vote on or consent to any matter which pursuant to this Certificate of Incorporation requires the unanimous affirmative vote of all of the members of the Board of Directors of the Corporation unless and until at least one Independent Director has been duly appointed to serve on the Board; provided, that in determining an individual's qualification to serve as an Independent Director under clause (i), the Corporation may rely without further investigation upon the individual's representations as to such matters.

                    (c) The Board of Directors shall consist of no more than 5 members.

                                  ARTICLE VI

              Limitations on Certain Actions by the Corporation

                    Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not do any of the following:

                    (a) engage in any business or activity other than in accordance with Article III hereof;

                    (b) without the unanimous affirmative vote of all of the members of the Board of Directors of the Corporation, incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than in connection with the activities described in
          Article III hereof and as otherwise permitted under the Indenture;

                    (c) without the unanimous affirmative vote of all of the members of the Board of Directors of the Corporation, merge or consolidate with or into any other corporation, company or entity, including any member of the Parent Group, or (except as contemplated by Article III hereof) sell, lease or otherwise transfer all or substantially all of its assets to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any other corporation, company or entity. In addition, any such transaction may only be consummated if such other company or entity expressly assumes the Corporation's obligations and has a Certificate of Incorporation containing provisions identical to those in Articles III, V, VI, VII, VIII and XI(c) hereof (collectively, the "Restricted Articles"); or

                    (d) without the unanimous affirmative vote of all of the members of the Board of Directors of the Corporation, (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it,
          (iii) file a petition seeking or consent to reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Corporation or a substantial part of its property,
          (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they come due or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) of this paragraph; provided, however, that no director will be under any duty to nor may be required by the stockholders of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent and does not reasonably foresee becoming insolvent, which determination shall be made after giving effect to the subrogation rights of the Corporation in respect of the Notes and the New Notes; provided further that each Independent Director's fiduciary duty with regard to the decisions in clauses (i) through (vi) of this paragraph shall be to the Corporation (including its creditors) rather than to its shareholders. The requirements of this paragraph shall not be waived or amended without the consent of the Independent Director in office at the time of such waiver or amendment.

                                 ARTICLE VII

                               Internal Affairs

                    The Corporation shall insure at all times that it maintains corporate records and books of account which are separate from those of any other corporation, company or entity, including MCII, Grupo Dina and other members of the Parent Group.

                                 ARTICLE VIII

                                  Amendments

                    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter provided herein or by statute; and, except as provided with respect to the indemnification or liability of directors, all rights, preferences and privileges conferred by this Certificate of Incorporation upon stockholders, directors or any other person are granted subject to such right; provided, however, that the Corporation shall not adopt, amend, alter, change or repeal any provision of the Restricted Articles without the unanimous affirmative vote of the members of the Board of Directors and provided further that the Corporation shall not adopt, amend or change any Article so as to be inconsistent with the Restricted Articles without the unanimous affirmative vote of the members of the Board of Directors.

                                  ARTICLE IX

                                  Existence

                    The Corporation is to have perpetual existence.

                                  ARTICLE X

                             Corporate Procedures

                    Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                                  ARTICLE XI

                        Liability and Indemnification

                    (a) A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or
          (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware shall be amended after the date of the filing hereof to authorize corporate action further eliminating or limiting the personal ability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

                    (b)  The Corporation shall indemnify, to the
          full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons who may be indemnified pursuant thereto.

                    (c)  The right of any director or officer of
          the Corporation, other than the Independent Directors, to be indemnified by the Corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnifiable Claim") shall be subordinated in all respects to the obligations of the Corporation under the Indenture; provided, however, that the right of an officer of the Corporation to be indemnified for an Indemnifiable Claim shall be subordinated to the obligations of the Corporation under the Indenture only to the extent that such Indemnifiable Claim arises from such officer's consent to or participation in the dissolution or liquidation, in whole or in part, of the Corporation, consent to or participation in the institution of bankruptcy or insolvency proceedings against the Corporation, filing of a petition seeking or consenting to reorganization or relief of the Corporation under any applicable federal, state or foreign law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, making of a general assignment for the benefit of creditors of the Corporation, admitting in writing the Corporation's inability to pay its debts generally as they become due or taking other corporate action in furtherance of the foregoing.

                    (d)  Any repeal or modification of paragraph
          (a) or (b) of this Article XI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such repeal or modification.

                                 ARTICLE XII

                       Powers of the Board of Directors

                    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to make, alter or repeal the by-laws of the Corporation except as may otherwise be provided herein or in the by-laws. Election of the Directors need not be by written ballot unless the by-laws of the Corporation so provide.


                    IN WITNESS WHEREOF, the undersigned has
          executed this Certificate this 30th day of May, 1996.

                                             /s/ Rafael Gomez Flores
                                        ________________________________
                                        Name:   Rafael Gomez Flores
                                        Title:  Director

                                         /s/ Jose Luis Olvera Caballero
                                        __________________________________
                                        Name:   Jose Luis Olvera Caballero
                                        Title:  Director

                                             /s/ Guillermo Kareh Aarun
                                        ___________________________________
                                        Name:   Guillermo Kareh Aarun
                                        Title:  Director

                                           /s/ Gamaliel Garcia Cortes
                                        ____________________________________
                                        Name:   Gamaliel Garcia Cortes
                                        Title:  Director